UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 9, 2021

Tractor Supply Company
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-23314	13-3139732
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5401 Virginia Way, Brentwood, Tennessee 37027
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (615) 440-4000

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[☐]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[☐] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[☐] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[☐] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 ((§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [☐]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [☐]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.008 par value	TSCO	NASDAQ Global Select Market

Item 8.01 Other Events.

As previously disclosed and reported in the Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 17, 2021 by Tractor Supply Company (the “Company”), on February 17, 2021, the Company announced an agreement to acquire all of the outstanding equity interests of Orscheln Farm and Home, LLC (“Orscheln”), a retailer with 167 stores in 11 states (the “Transaction”).

In accordance with the notification requirements under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), on March 10, 2021, the Company and Orscheln filed with the U.S. Department of Justice and the U.S. Federal Trade Commission (“FTC”) their respective prior notifications and reports regarding the Transaction. On April 9, 2021, the Company issued a press release announcing that the Company and Orscheln had each received a request for additional information and documentary materials (collectively, the “Second Request”) from the FTC in connection with the FTC’s review of the Transaction. A copy of the press release is attached hereto as Exhibit 99.1. The effect of the Second Request is to extend the waiting period imposed under the HSR Act until 30 days after the Company and Orscheln have each substantially complied with the Second Request, unless the waiting period is voluntarily extended by the parties or terminated earlier by the FTC.

The Company and Orscheln have been working cooperatively with the FTC as it reviews the Transaction and will continue to do so.

Forward-Looking Statements
This Current Report on Form 8-K contains statements that are not historical facts but rather forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are usually identified by or are associated with such words as “intend,” “plan,” “believe,” “estimate,” “expect,” “anticipate” and/or the negatives or variations of these terms or similar terminology. Such forward-looking statements include those that address activities, events or developments that the Company or its management believes or anticipates may occur in the future, including the closing of the Transaction and the benefits expected therefrom, including anticipated tax benefits, earnings enhancements and synergies. All forward-looking statements are based upon the Company’s current expectations, various assumptions, and data available from third parties. The Company’s expectations and assumptions are expressed in good faith, and the Company believes there is a reasonable basis for them. However, there can be no assurance that such forward-looking statements will materialize or prove to be correct as forward-looking statements are inherently subject to known and unknown risks, uncertainties and other factors which may cause actual future results, performance or achievements to differ materially from the future results, performance or achievements expressed in or implied by such forward-looking statements. Numerous risks, uncertainties and other factors may cause actual results to differ materially from those set out in the forward-looking statements, including: the possibility that the Transaction will not close or that the closing may be delayed; the possibility that we may be unable to obtain regulatory approval for the Transaction; the possibility that the FTC could condition the closing of the Transaction on the divestiture of certain Orscheln or Company assets; the potential for litigation or governmental investigations relating to the Transaction; the occurrence of events, changes or circumstances that could give rise to the termination of the Purchase Agreement; the risk that we may be unable to successfully integrate the acquired business; the risk that we may not realize the benefits expected from the Transaction; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement of the Transaction; the risk that the funds required to complete the Transaction become unavailable; completing the Transaction may distract the Company’s management from other important matters; and the other factors discussed in “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 26, 2020, and in the Company’s other filings with the SEC, which are available at http://sec.gov. The Company undertakes no obligation to update publicly or revise any forward-looking statements in light of new information or future events. For any forward-looking statements contained in this or any other document, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and the Company assumes no obligation to update any such statement.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits:

99.1 Press Release of Tractor Supply Company dated April 9, 2021.

104 The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tractor Supply Company

April 9, 2021	By:	/s/ Kurt D. Barton
Name: Kurt D. Barton
Title: Executive Vice President - Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated April 9, 2021